FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D.C. 20429

                                    FORM F-3

                                 CURRENT REPORT


             Under Section 13 of the Securities Exchange Act of 1934

                            For the month of May 1997






                               Carolina State Bank
                           316 South Lafayette Street
                        Shelby, North Carolina 28150-5352
                                 (704) 480-4444







                                          This document contains 3 pages.




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Item 1 - Changes in Control of Bank.

         Not applicable.

Item 2 - Acquisition or Disposition of Assets.

         Not applicable.

Item 3 - Legal Proceedings.

         Not applicable.

Item 4 - Changes in Securities.

         Not applicable.

Item 5 - Changes in Security for Registered Securities.

         Not applicable.

Item 6 - Defaults Upon Senior Securities.

         Not applicable.

Item 7 - Increase in Amount of Securities Outstanding.

         Effective May 12, 1997, the Bank split its common stock and issued 3 shares for every 2 shares outstanding. As of the record date for the stock split, April 25, 1997, there were 1,066,222 shares of common stock of the Bank outstanding. As of May 30, 1997, the Bank had 1,599,292 shares of common stock outstanding.

Item 8 - Decrease in Amount of Securities Outstanding.

         Not applicable.

Item 9 - Submission of Matters to a Vote of Security Holders.

         Not applicable.

Item 10 - Changes in Bank's Certifying Accountants.

         Not applicable.






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Item 11 - Resignations of Bank's Directors.

         Not applicable.

Item 12 - Other Materially Important Events.

         Not applicable.

Item 13 - Financial Statements and Exhibits.

         Not applicable.






                                   Signatures

Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                             Carolina State Bank


                                             By:  /s/ Robert J. Jurek
                                                    Robert J. Jurek
                                                    Senior Vice President
                                                    and Chief Financial Officer

                                             Date:     June 3, 1997